UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Relmada Therapeutics, Inc.

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December 30, 2016

Dear Stockholders,

On behalf of all of us at Relmada Therapeutics, thank you for your continued support in our many important efforts to advance the Company’s clinical development programs. You are cordially invited to attend the 2016 annual meeting for stockholders of Relmada Therapeutics, Inc. to be held at the Glen Cove Mansion, 200 Dosoris Lane, Glen Cove, NY 11542 on January 27, 2017 at 9:30 a.m. Eastern Standard Time.

With this letter, we are pleased to update you on several areas of progress at Relmada during 2016 and also to share some perspectives about our recent growth and evolution. From our initial focus on pain therapy, we have taken several steps to expand our role as a leading innovator in developing new treatments for central nervous system (CNS) diseases. The encouraging results to date from our lead program, REL-1017 (d-methadone, dextromethadone), a rapid acting, oral agent being developed for the treatment of depression, neuropathic pain, and other potential CNS pathological conditions, are a major catalyst in supporting our expanded focus.

There continues to be growing interest and investment in research to identify and advance new and safer therapies for CNS disorders. Agents with novel mechanisms of action, rapid onset, and attractive safety profiles are presenting new opportunities to address unmet needs in patients and significant global commercial opportunities to industry.

KEY RELMADA ACHIEVEMENTS IN 2016

•         Completed both Single Ascending Dose (SAD) and Multiple Ascending Dose (MAD) clinical studies for REL-1017.

•         Presented data showing that REL-1017 produces antidepressant activity comparable to ketamine in a well-validated animal model.

•         Issued new patent by the U.S. Patent and Trademark Office (USPTO) covering the use of REL-1017 for the treatment of psychiatric symptoms.

•         Granted orphan status for the use of REL-1017 in the treatment of neuropathic pain associated with post herpetic neuralgia (PHN).

•         Issued a patent from the European Patent Office (EPO) that broadly covers Relmada’s SECUREL™ abuse deterrent, extended release technology platform for opioid drugs and REL-1015 (LevoCap ER, levorphanol extended-release, abuse deterrent capsules).

•         Held the Company’s first R&D Day in New York with presentations given by several of our key scientific advisors.

•         Appointed Ronald M. Burch M.D., Ph.D., formerly Chief Medical Officer at Naurex, Inc., recently acquired by Allergan, as an advisory partner.

LEAD PROGRAM: REL-1017

Since our last shareholder letter in December 2015, we have announced several major milestones in our R&D programs including encouraging results from studies of our lead drug candidate, REL-1017, which will be the primary focus of this update.

As an enantiomer of racemic methadone, REL-1017 has been shown to possess N-methyl-D-aspartate (NMDA) antagonist properties with virtually no opioid activity at the expected therapeutic doses. The activation of NMDA receptors is associated with depression, neuropathic pain, and several other CNS disorders and it is expected that REL-1017 will have a therapeutic role by blocking this activity.

In January, we successfully completed our MAD study of REL-1017, which positioned us to advance to a Phase IIa proof-of-concept clinical trial. The results from the MAD study further supported the positive results seen in the previously completed SAD study showing a favorable safety and tolerability profile.

In March, data from the initial Phase I clinical trial of REL-1017 by researchers at Memorial Sloan-Kettering Cancer Center (MSKCC) were published in the Journal of Opioid Management. In the study, REL-1017 appeared to be safe and well tolerated in cancer patients. Importantly, novel findings from this study, including the positive effect of REL-1017 on well-being, mood, and anxiety, supported the Company’s patent filing and subsequent issuance for use of REL-1017 in the treatment of psychiatric disorders.

During our first R&D Day in May, we announced the results of an in vivo study that found that a single dose administration of REL-1017 resulted in antidepressant-like effects comparable to ketamine within the first 24 hours in a well-validated model. Ketamine, also a noncompetitive NMDA receptor antagonist, has been thoroughly characterized in this model and has demonstrated rapid onset of activity in several clinical studies, but has also been shown to present a high risk of toxicity. The results from our recent SAD/MAD clinical studies, combined with the encouraging results of this in vivo study, support our plan for a Phase IIa proof-of-concept study for REL-1017 as a rapid acting, oral agent for the treatment of depression. If successful, we believe REL-1017 could represent an innovative, paradigm-changing treatment for depression.

More recently, our patent application for REL-1017 was allowed for issuance as a new patent by the U.S. Patent and Trademark Office (USPTO). The new patent entitled “d-Methadone for the Treatment of Psychiatric Symptoms” is expected to be valid until 2033 and contains claims that provide broad coverage for REL-1017 as a treatment for a range of psychological and psychiatric disorders, including depression, anxiety, fatigue, and mood instability that comprises pseudo-bulbar affect (PBA). In June, we also received Orphan Drug Designation from the U.S. Food and Drug Administration (FDA) for REL-1017 in the management of PHN, a painful neuropathic condition resulting from an outbreak of the herpes zoster virus (or shingles).

LOOKING AHEAD TO 2017

The milestones achieved during the past two years have placed Relmada in a very strong position as we plan for further important developments in 2017. Our progress in several key areas is a reflection of the many strategic business decisions we have made in recent years and also our dedication to advancing our development programs with the highest achievable levels of speed and quality.

The clinical data generated on REL-1017 has defined this program as our lead product candidate. Concurrently, our other three development-stage products, combining proven compounds with novel delivery methods to create new drugs, offers us the clear potential to reduce overall clinical development risks and costs while targeting significant commercial opportunities.

We are preparing to file an Investigational New Drug application (IND) for REL-1017 before the end of 2016 and initiate a Phase IIa proof-of-concept study in early 2017. The Phase IIa, multicenter, randomized, double-blind, placebo-controlled trial is designed to assess depressive symptom changes together with safety and tolerability of REL-1017 as adjunctive therapy in the treatment of subjects diagnosed with treatment resistant depression (TRD). We expect to present top line data from this study near the end of 2017.

Beyond our REL-1017 development program, REL-1015, an extended release, abuse deterrent, and proprietary formulation of levorphanol, is the most advanced novel version of a proven drug product in our pipeline. Levorphanol is unique because it is a broad spectrum opioid with additional “nonopioid” mechanisms of action in treating pain. We are developing REL-1015 under the 505(b)(2) regulatory pathway and have submitted a meeting request to the FDA to discuss our planned Phase III clinical trial. We expect the meeting to take place in early 2017. The feedback from the FDA will help us define the pathway to approval and represents the type of guidance and clarity that prospective industry partners have requested.

We remain focused on uplisting to a national stock exchange as soon as feasible, which would represent a significant milestone for Relmada that supports increased liquidity for our investors and a higher level of visibility for the Company.

We kindly ask you to complete and send back your proxy form as soon as possible as indicated in the proxy material and we look forward to seeing many of you at the upcoming shareholder meeting.

On behalf of the Relmada Team, we are excited about the momentum from our progress in 2016. We would like to thank all of our valued shareholders for the confidence and belief that you have shown, and we look forward to bringing you an exciting 2017.

Sincerely,

Sergio Traversa

CEO of Relmada Therapeutics

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 27, 2017

To the stockholders of Relmada Therapeutics, Inc.,

You are cordially invited to attend the 2016 annual meeting of stockholders of Relmada Therapeutics, Inc. to be held at the Glen Cove Mansion, 200 Dosoris Lane, Glen Cove, NY 11542 on January 27, 2017 at 9:30 a.m. Eastern Standard Time. At the annual meeting you will be asked to vote on the following matters:

•         Proposal 1: To elect Charles J. Casamento and Sergio Traversa, as Class II directors, each to serve for a three-year term that expires at the 2019 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal;

•         Proposal 2: To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and

•         Proposal 3: To approve an amendment to the Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan, as amended, to increase the shares of our common stock available for issuance thereunder by 2.5 million shares; and

•         To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the annual meeting “FOR” Proposals 1, 2 and 3. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on December 23, 2016 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in New York, New York, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, and returning your completed proxy card or vote by mail, internet or by fax by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Sandesh Seth, MS, MBA
New York, NY	Chairman of the Board
December 30, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2016 annual report on Form 10-K are available at

www.relmada.com or www.proxyvote.com

i

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Relmada Therapeutics, Inc. for use at our 2016 annual meeting of stockholders to be held at the Glen Cove Mansion, 200 Dosoris Ln, Glen Cove, NY 11542 on January 27, 2016 at 9:30 a.m. Eastern Standard Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about December 30, 2016.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•         To elect Charles J. Casamento and Sergio Traversa, as Class II directors, each to serve for a three-year term that expires at the 2019 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal;

•         To ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and

•         To approve an amendment to the Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan, as amended, to increase the shares of our common stock available for issuance thereunder by 2.5 million shares; and

•         such other matters as may properly come before the annual meeting or any adjournments or postponement thereof.

How does the Board of Directors recommend that I vote on the proposals?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

How do I vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominee for director; and should be voted for, against or abstained with respect to the ratification of the appointment of the Company’s independent registered public accounting firm. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our transfer agent, Empire Stock Transfer, or you have stock certificates registered in your name, you may submit a proxy to vote:

•         By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

•         By mail. If you received one or more proxy cards by mail, you can vote by mail by completing, signing, and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•         In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. You are required to register in advance of the annual meeting if you plan to attend the annual meeting in person. If you wish to register in advance of the annual meeting, please contact our investor relations office by no later than January 20, 2017, by e-mail to mbecker@relmada.com, mail to Relmada Therapeutics, Inc., 275 Madison Avenue, Suite 702, New York, New York 10016 or telephone at (646) 677-3857.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., E.S.T, on Thursday, January 26, 2017.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•         By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

•         By mail. You should receive instructions from the record holder explaining how to vote your shares.

•         In person at the meeting. Contact the broker, bank or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker, bank or other nominee.

What happens if additional matters are presented at the annual meeting?

Other than the election of two directors and the ratification of the appointment of our auditor, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Sergio Traversa, PharmD, MBA, our Chief Executive Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in her or his discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters. For example, Proposal 2 — ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm is commonly considered to be a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 2. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 — the election of the two directors to our Board of Directors, and Proposal 2 — Increase in authorized shares under our stock plan. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On December 23, 2017, the Record Date for determining which stockholders are entitled to vote at the annual meeting or any adjournments or postponements thereof, there were 12,035,037 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. Holders of thirty-four percent (34%) of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by mail, internet or fax.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

•         as necessary to meet applicable legal requirements;

•         to allow for the tabulation of votes and certification of the vote; and

•         to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card may be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our inspector of elections and reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission, or SEC, within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Relmada Therapeutics, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Relmada Therapeutics, Inc.
Attention: Michael Becker, Chief Financial Officer
275 Madison Avenue, Suite 702
New York, New York 10016
Tel: (646) 677-3857

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

How can I obtain a copy of Relmada Therapeutics, Inc.’s 2016 Annual Report on Form 10-K?

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?”. Our 2016 annual Report on Form 10-K is available by accessing our Investor Relations page of our website at www.relmada.com and our Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

What is the voting requirement to elect directors?

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

What is the voting requirement to approve the other proposals?

The proposal to ratify the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to approve an amendment to our 2014 stock plan to increase the shares authorized under the plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

An affirmative vote of a majority of the votes cast at the meeting is required for approval of all other items being submitted to the stockholders for their consideration.

How can I communicate with the non-employee directors on the Relmada Therapeutics, Inc. Board of Directors?

The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our Chairman of the Board. Stockholders can send communications by mail to:

Sandesh Seth, Chairman of the Board
Relmada Therapeutics, Inc.
275 Madison Avenue, Suite 702
New York, New York 10016

Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Chairman of the Board, deals with the functions of the Board of Directors or committees thereof or that our Chairman of the Board otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by calling Michael Becker, our Chief Financial Officer at (646) 677-3857.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations of the Company. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Directors — Proposal No. 1” on page 29.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•         the director is, or at any time during the past three years was, an employee of the Company;

•         the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•         a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•         the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•         the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

•         the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board of Directors be independent and, therefore, the Company is not subject to any director independence requirements. Under the above-mentioned NASDAQ Capital Market director independence rules, Charles J. Casamento, Maged Shenouda, R.Ph, MBA and Paul Kelly are independent directors of the Company.

Board Leadership Structure

Our Board of Directors has a policy that calls for the leadership role of the Board of Directors and Company management, namely the Chairman of the Board of Directors and the Chief Executive Officer, to be separate as it believes that the most effective leadership structure for us at this time is not to have these roles combined. Sergio Traversa, PharmD, MBA serves as our Chief Executive Officer and Sandesh Seth, MS, MBA is our Chairman of the Board. We believe this structure of having a separate Chief Executive Officer and Chairman of the Board provides proper oversight of the Company and its operations.

Board Risk Oversight

Risk management is primarily the responsibility of the Company’s management; however, the Board of Directors has responsibility for overseeing management’s identification and management of those risks. The Board of Directors considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board of Directors and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks, if any, to the Company in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions.

Board of Directors Meetings and Attendance

During the fiscal year ended June 30, 2016, the Board of Directors held 18 meetings. All directors attended each meeting. No actions were approved by unanimous written consent.

Code of Ethics and Business Conduct

We adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Ethics and Business Conduct is available on the Company’s website, under About Relmada using the tab Governance/Compliance at www.relmada.com. We will post on our website any amendment to our Code of Ethics and Business Conduct or waivers of our Code of Ethics and Business Conduct for directors and executive officers.

Communications with Directors

The Board of Directors has procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Sandesh Seth, MS, MBA, Chairman of the Board of Relmada Therapeutics, Inc., 275 Madison Avenue, Suite 702, New York, New York 10016. Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Chairman of the Board, deals with the functions of the Board of Directors or committees thereof or that the Chairman of the Board otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Relmada Therapeutics, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (646) 677-3857.

Legal Proceedings

None of the Company’s current directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Compliance With Section 16(a) of the Exchange Act

Based solely upon a review of copies of such forms filed on Forms 3, 4 and 5, and amendments thereto furnished to us, except as noted below, we believe that as of the date of this Report, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements.

Whistle Blowing Policy

We have adopted a Company Whistle Blowing Policy, for which a copy will be provided to any person requesting same without charge. To request a copy of our Whistle Blowing Policy please make written request to our Chief Financial Officer, at Relmada Therapeutics, Inc., 275 Madison Avenue, Suite 702, New York, New York 10016. We believe our Whistle Blowing Policy is reasonably designed to provide an environment where our employees and consultants may raise concerns about any and all dishonest, fraudulent or unacceptable behavior, which, if disclosed, could reasonably be expected to raise concerns regarding the integrity, ethics or bona fides of the Company.

BOARD COMMITTEES

In July 2015, the Company’s Board of Directors formed an Audit Committee and Compensation Committee. Actions taken by these committees are reported to the full board. The current membership of these committees is set forth below.

Audit Committee	Compensation Committee
Charles J. Casamento*	Paul Kelly*
Paul Kelly	Maged Shenouda
Maged Shenouda	Sandesh Seth (advisor)

____________

*         Indicates committee chair

Audit Committee

Our audit committee, which currently consists of three directors, provides assistance to our Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Company. Our audit committee employs an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our audit committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our audit committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers. Our board has determined that all members of the audit committee are financially literate within the meaning of SEC rules and under the current listing standards of The Nasdaq Stock Market. Charles J. Casamento is the chairman of the audit committee.

Compensation Committee

Our compensation committee, which currently consists of three directors, establishes executive compensation policies consistent with the Company’s objectives and stockholder interests. Our compensation committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our compensation committee generally is responsible for:

•         establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

•         overseeing our compensation plans, including the establishment of performance goals under the Company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

•         overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

•         acting as administrator of any Company stock option plans; and

•         overseeing the outside consultant, if any, engaged by the compensation committee.

Our compensation committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the compensation committee deems it appropriate, recommends changes to our director compensation practices to our Board of Directors for approval.

Outside consulting firms retained by our compensation committee and management also will, if requested, provide assistance to the compensation committee in making its compensation-related decisions.

Nomination of Directors

Board of Director nominations are selected, or recommended for the Board’s selection, by a majority of the independent directors. Our independent directors include Charles Casamento, Paul Kelly and Maged Shenouda. These directors are charged with the responsibility of proposing potential director nominees to the board of directors for consideration. All of our independent directors are independent directors as defined by the rules of the Nasdaq exchange. Our independent directors uses criteria by which it will seek to evaluate candidates to serve on our board of directors. The evaluation methodology includes items such as experience in the biotechnology sector, experience with public companies, executive managerial experience, operations and commercial experience, fundraising experience and contacts in the investment banking industry, personal and skill set compatibility with current board members, industry reputation, knowledge of our company generally, and independence.

DIRECTOR COMPENSATION

Historically non-management Directors of the Company do not receive any cash compensation. Commencing March 1, 2014, non-management Directors of the Company began to receive a quarterly cash retainer of $7,500 per calendar quarter for their service on the Board of Directors. They also receive reimbursement for out-of-pocket expenses and certain directors have received stock option grants for shares of Company Common Stock as described below.

Board committee members will receive the following annual compensation for committee participation:

BOD Committee	Chairman	Member
Audit	$15,000	$6,000
Compensation	$10,000	$5,000

The following table sets forth the compensation of our directors for the years ended June 30, 2016 and 2015:

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
Shreeram Agharkar, Ph.D.	2016	$37,229	$—	$—	$—	$37,229
Shreeram Agharkar, Ph.D.(2)	2015	34,988	—	—	—	34,988
Sandesh Seth, MS, MBA	2016	21,690	—	—	—	21,690
Sandesh Seth, MS, MBA	2015	30,000	—	—	—	30,000
Nabil M. Yazgi, MD(3)	2016	12,607	—	—	—	12,607
Nabil M. Yazgi, MD	2015	30,000	—	—	—	30,000
Charles J. Casamento(4)	2016	36,964	—	143,986	—	180,950
Charles J. Casamento	2015	—	—	—	—	—
Maged Shenouda(5)	2016	22,793	—	58,787	—	81,580
Maged Shenouda	2015	—	—	—	—	—
Paul Kelly(5)	2016	22,160	—	58,787	—	80,947
Paul Kelly	2015	—	—	—	—	—

____________

(1)      This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules Accounting Standards Codification Topic 718.

(2)      Includes $2,100 of consulting fees and $30,000 of director fees.

(3)      On November 6, 2015, Dr. Nabil Yazgi resigned from the Company’s board of directors to pursue other interests.

(4)      On July 14, 2015, the Company’s board of directors appointed Charles J. Casamento as a director of the Company.

(5)      On November 12, 2015, the Company’s board of directors appointed Maged Shenouda as a Class I director of the Company and Paul Kelly as a Class III director.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) was formed in July 2015. The Audit Committee is composed of the following three directors: Charles J. Casamento, Paul Kelly and Maged Shenouda, R.Ph, MBA, each of whom was “independent” as defined by the rules of The Nasdaq Stock Market. Mr. Casamento serves as chairman of the Audit Committee.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board of Directors. The responsibilities of the Audit Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The Audit Committee discussed with the Company’s independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has discussed with the independent auditor, the auditor’s independence from the Company and its management, including the written disclosures and the letter submitted to the Audit Committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent to the Audit Committee, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015. The Audit Committee and the Board of Directors have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:

Audit Committee of the Board of Directors

/s/ Charles J. Casamento, Chairman of the Audit Committee

/s/ Paul Kelly

/s/ Maged Shenouda, R.Ph, MBA

____________

*         The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in the proxy statement.

Submitted by:

The Compensation Committee of the Board of Directors

/s/ Paul Kelly, Chairman of the Compensation Committee

/s/ Maged Shenouda

/s/ Sandesh Seth, MS, MBA (advisor)

____________

*         The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act, or the Exchange Act.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors has the responsibility to review, determine and approve the compensation for our executive officers. Further, the Compensation Committee oversees our overall compensation strategy, including compensation policies, plans and programs that cover all employees. Our Compensation Committee was formed in July 2015. In 2014, our Stockholders voted on an advisory basis with respect to our compensation program for named executive officers. Of the votes cast (excluding abstentions and broker non-votes), 93.3% were cast in support of the program. In light of this, in reviewing the executive compensation program for 2016, the Compensation Committee decided to retain the general overall program design.

We currently employ three executive officers, each of whom serves as a “Named Executive Officer” (or NEO) for purposes of SEC reporting: (1) Sergio Traversa, PharmD, MBA, our Chief Executive Officer (who we refer to in this Compensation Discussion and Analysis as our CEO); (2) Michael Becker, our Chief Financial Officer and (3) Richard M. Mangano, Ph.D, our Chief Scientific Officer.

This Compensation Discussion and Analysis sets forth a discussion of the compensation for our NEOs as well as a discussion of our philosophies underlying the compensation for our NEOs and our employees generally.

Objectives of Our Compensation Program

The Compensation Committee’s philosophy seeks to align the interests of our stockholders, officers and employees by tying compensation to individual and Company performance, both directly in the form of salary or annual cash incentive payments, and indirectly in the form of equity awards. The objectives of our compensation program enhance our ability to:

•         attract and retain qualified and talented individuals; and

•         provide reasonable and appropriate incentives and rewards to our team for building long-term value within our Company, in each case in a manner comparable to companies similar to ours.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing pharmaceutical products and bringing those products to market is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for our Company and its stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects current Company activities but also reflects contributions to building long-term value.

We have utilized the services of a compensation consultant to review compensation programs of peer companies in order to assist the board and the Compensation Committee in determining the compensation levels for our NEOs, as well as for other employees of our Company.

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our Company-wide compensation program, including for our NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or restricted stock awards. We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry.

Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs as well as recognizing the competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our NEOs and their overall contributions to our Company. Base salary is one component of the compensation package for NEOs; the other components being cash bonuses, annual equity grants and Company benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of a NEO. This approach to compensation reflects the philosophy of our Board of Directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our NEOs.

Performance Bonus Plan

We have a performance bonus plan under which bonuses are paid to our NEOs based on achievement of Company performance goals and objectives established by the Compensation Committee and/or our Board of Directors as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and our Company’s achievements; (ii) encourage teamwork among all disciplines within our Company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. Depending on the cash position of the Company, the Compensation Committee and our Board of Directors have the discretion to not pay cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each NEO is assigned a target payout under the performance bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of such officer’s target payout. For the NEOs, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each employee also has specific individual goals and objectives as well that are tied to the overall corporate goals. For employees, mid-year and end-of-year progress is reviewed with the employees’ managers.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and restricted stock generally vesting in annual increments over four years, as a tool to align the interests of our NEOs and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by the Company. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our Board of Directors (as well as our NEOs) believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer term corporate value but also serves to motivate employees and retain their loyalty and commitment with appropriate personal compensation.

Other Compensation

In addition to the main components of compensation outlined above, we also provide contractual severance and/or change in control benefits to our Chief Executive Officer and Chief Financial Officer. The change in control benefits for all applicable persons have a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our Company

(as defined in the agreements) and (2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance or change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. We believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to members of our management, to promote stability and focus on the job at hand.

We also provide benefits to the executive officers that are generally available to all regular full-time employees of our Company, including our medical and dental insurance, and a 401(k) plan. At this time, we do not provide any perquisites to any of our NEOs. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our executive officers or employees. All of our employees not specifically under contract are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or the employee. Our Chairman and CEO have employment agreements that provide lump sum compensation in the event of their termination without cause or, under certain circumstances, upon a Change in Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our NEOs, including the individual’s role in the Company and individual performance, length of service with the Company, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Industry Survey Data

We establish and maintain a list of peer companies to best assure ourselves that we are compensating our executives on a fair and reasonable basis, as set forth above under the heading “Objectives of our Compensation Program.” We also utilize data for below-executive level personnel, which data focuses on similarly-sized bio-tech companies. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and performance related annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies in compensation matters.

Determination of Base Salaries

As a guideline for NEO base salary, we perform formal benchmarks against respective comparable positions in our established peer group. We adjust salaries based on our assessment of our NEOs’ levels of responsibility, experience, overall compensation structure and individual performance. The Compensation Committee is not obliged to raise salaries purely on the availability of data. Merit-based increases to salaries of executive officers are based on our assessment of individual performance and the relationship to applicable salary ranges. Cost of living adjustments may also be a part of that assessment.

Performance Bonus Plan

Concurrently with the beginning of each calendar year, preliminary corporate goals that reflect our business priorities for the coming year are prepared by the CEO with input from the other executive officers. These goals are weighted by relative importance. The draft goals and proposed weightings are presented to the Compensation Committee and the Board and discussed, revised as necessary, and then approved by our board of directors.

The Compensation Committee then reviews the final goals and their weightings to determine and confirm their appropriateness for use as performance measurements for purposes of the bonus program. The goals and/or weightings may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy or the occurrence of significant corporate events. Following the agreement of our Board of Directors on the corporate objectives, the goals are then shared with all employees in a formal meeting(s), and are reviewed periodically throughout the year.

Equity Grant Practices

All stock options and/or restricted stock granted to the NEOs and other executives are approved by the Board of Directors until July 2015 and the Compensation Committee. Exercise prices for options are set at the closing price of our common stock on the date of grant. Grants are generally made: (i) on the employee’s start date and (ii) at Board of Director meetings held each February and following annual performance reviews. However, grants have been made at other times during the year. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions for grants for comparable positions and internal equity may also be assessed. Also, grants may be made in connection with promotions or job related changes in responsibilities. In addition, on occasion, the Compensation Committee may make additional special awards for extraordinary individual or Company performance.

Compensation Setting Process

At the February meetings of our Board of Directors and the Compensation Committee, overall corporate performance and relative achievement of the corporate goals for the prior year are assessed. The relative achievement of each goal is assessed and quantified and the summation of the individual components results in a corporate goal rating, expressed as percentages. The Compensation Committee then approves the final disbursement of salary increases, cash bonuses and option or restricted stock grants.

The Compensation Committee looks to the Chief Executive Officer’s performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other members of our Board of Directors. These recommendations may be adjusted by the Compensation Committee prior to finalization. For the Chief Executive Officer, the Compensation Committee evaluates his performance, taking into consideration input from the other members of our Board of Directors, and considers the achievement of overall corporate objectives by both the Chief Executive Officer specifically and the Company generally. The Chief Executive Officer is not present during the Compensation Committee’s deliberations regarding his compensation.

The Compensation Committee has the authority to directly engage, at our Company’s expense, any compensation consultants or other advisors that it deems necessary to determine the amount and form of employee, executive and director compensation. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies’ compensation practices.

NEOs may have indirect input in the compensation results for other executive officers by virtue of their participation in the performance review and feedback process for the other executive officers.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of December 26, 2016:

Name	Age	Position
Sergio Traversa, PharmD, MBA	56	Chief Executive Officer and Director
Michael D. Becker	47	Chief Financial Officer
Richard M. Mangano, Ph.D	66	Chief Scientific Officer
Charles J. Casamento, MBA	71	Director
Sandesh Seth, MS, MBA	52	Chairman of the Board
Paul Kelly, MBA	59	Director
Maged Shenouda, R.Ph, MBA	52	Director

Sergio Traversa, PharmD, MBA has been our Chief Executive Officer and director since April 2012. Previously, from January 2010 to April 2012 he was the CEO of Medeor Inc., a spinoff pharmaceutical company from Cornell University. From January 2008 to January 2010 Dr. Traversa was a partner at Ardana Capital. Dr. Traversa has over twenty-five years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large U.S. investment firms specializing in healthcare, including Mehta, Isaly and Mehta Partners, ING Barings, Merlin BioMed and Rx Capital. Dr. Traversa was a founding partner of Ardana Capital, a pharmaceutical and biotechnology investment advisory firm. In Europe, he held the position of Area Manager for Southern Europe of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Dr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS (Central Nervous System) team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Dr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, the largest pharmaceutical company in Italy, now part of Pfizer. Dr. Traversa is also a board member of Actinium Pharmaceuticals, Inc. and previously served as interim CEO and CFO of Actinium. Dr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business. As Chief Executive Officer of the Company, Dr. Traversa is the most senior executive of the Company and as such provides our Board of Directors with the greatest insight into the Company’s business and the challenges and material risks it faces. Dr. Traversa has more than 28 years of healthcare industry experience and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective led us to conclude that Dr. Traversa should serve as Chief Executive Officer and Director of the Company.

Michael D. Becker has been our Chief Financial Officer since May 2016. Mr. Becker brings more than 20 years of experience as a C-level industry executive and Wall Street securities analyst and registered financial advisor. He was previously founder and president of the consulting firm MDB Communications LLC since 2008. In this position, he acted as a strategic advisor and partner servicing the life sciences industry by providing a full range of investor relations and public relations services to enhance client visibility and branding. Prior to that, Mr. Becker served as president, chief executive officer, and member of the board of directors for two publicly traded biotechnology companies including commercial-stage Cytogen Corporation (acquired by EUSA Pharma). He held positions of increasing responsibility prior to being appointed president and CEO of Cytogen in 2002, including vice president of business development, industry and investor relations and CEO of AxCell Biosciences, a subsidiary of Cytogen. Prior to his industry career, Mr. Becker spent 9 years in the financial services industry, which included positions at Wayne Hummer Investments LLC, Kidder, Peabody & Co., Gruntal & Co., and Kemper Securities. He completed coursework in Political Science at DePaul University and received an Associate of Science degree from the Art Institute of Pittsburgh.

Richard M. Mangano, Ph.D, has been our Chief Scientific Officer since October 2015. Dr. Mangano joined the Company in May 2014 as our Senior Vice President of Clinical Development. Dr. Mangano has extensive experience leading global R&D programs in both large and small pharmaceutical companies including positions in discovery and clinical research at Hoffmann-La Roche, Lederle Laboratories, Wyeth Research and Adolor Corporation. He served as acting Therapeutic Area Director for Neuroscience at Wyeth before joining Adolor where he was Vice President of Clinical Research and Development from August 2008 to June 2013. Dr. Mangano’s expertise includes multiple IND/CTC submissions and NDA/MAA approvals in psychiatry, neurology and gastrointestinal therapeutic areas. Since June 2011, Dr. Mangano has been an adjunct professor in the Department of Pharmacology and Physiology at the Drexel University School of Medicine. He lectures in the Drug Discovery and Development Program and in the Psychiatry Department’s Resident Training Program. He has authored 30 peer reviewed publications and over 120 abstracts and presentations. Dr. Mangano holds a B.S. degree in Chemistry from Iona College and a Ph.D degree in Biochemistry from Fordham University. Prior to joining the pharmaceutical industry, he was a research faculty member of the Maryland Psychiatric Research Institute at the University of Maryland School of Medicine.

Board of Directors

Charles J. Casamento, MBA has been our director since July 2015 and serves as Chairman of the Audit Committee. Since 2007 Mr. Casamento is Executive Director and Principal of The Sage Group, a health care advisory group specializing in business development strategies and transactions. Prior to The Sage Group he was President and CEO of Osteologix from October 2004 until April, 2007. Originally a private VC funded company in Copenhagen, Denmark which had discovered a new drug for the treatment of Osteoporosis, Mr. Casamento commenced operations and initiated clinical trials in the US, completed a financing with Rodman & Renshaw and Roth Capital Partners and took the company public through a merger with a public shell company. The product was eventually acquired by Servier a major French pharmaceutical company. Osteologix was Mr. Casamento’s fifth startup company, all of which were successfully taken public, during his tenure, either through IPOs or through reverse mergers.

He was Senior Vice President & General Manager for Pharmaceuticals and Biochemicals at Genzyme. He joined Genzyme in 1985 while it was an early stage venture backed company and was there during the time Genzyme was taken public. In 2011 Genzyme was acquired by Sanofi for an estimated $20 Billion. In 1989 he co-founded and later took public, Interneuron Pharmaceuticals (Indevus) which eventually reached a $1.6 billion market valuation after a weight loss product that was developed during his tenure was approved by FDA. Indevus was acquired in 2009 by Endo for nearly $1 Billion. In 1993 Mr. Casamento joined RiboGene as Chairman, President and CEO. He took the Company public and completed several major corporate collaborations and R&D collaboration agreements as well as a merger with a public corporation in 1998 to form Questcor Pharmaceuticals, where he was Chairman, CEO and President until August, 2004. He acquired Acthar, a product for West Syndrome and MS, for a $100,000 cash payment plus a 1% royalty. Questcor was acquired by Mallinckrodt in 2014 at a valuation of $6 Billion and Acthar has revenue at a run rate of $1 Billion for 2014.

Prior to joining Genzyme in 1985 Mr. Casamento has held a number of marketing, sales, finance and business development positions with Novartis, Hoffmann-LaRoche, Johnson & Johnson and American Hospital Supply Corporation where he was Vice President of Business Development and Strategic Planning for the Critical Care Division from January, 1983 until May, 1985. During his career he has completed well over 100 major business development/M&A deals which had the effect of enhancing and expediting the growth and development of his businesses. He took four biotechnology companies public and secured pubic and VC financing for five biotechnology companies.

He is a Director and Board member International Stem Cell Corporation. During his career he has served on the boards of nine public companies. Mr. Casamento also served as Chairman of the Audit Committee of Astex Pharmaceuticals and is a SOX defined financial expert. He is a member of the Fordham University Science Council and has been a guest lecturer at Fordham University. He was previously Vice Chairman of the Catholic Medical Mission Board, a large not for profit organization providing health care services to third world countries. A graduate of Fordham University in New York City and Iona College in New Rochelle, New York. Mr. Casamento has a degree in Pharmacy and an MBA.

Sandesh Seth, MS, MBA, has been our director since October 2012 and served as our Lead Director since January 2014. Mr. Seth was appointed as the Chairman of the Board in July 2015. Mr. Seth was affiliated with Laidlaw & Co. (UK) Ltd., a healthcare focused, investment banking and wealth management firm where he was Head of Healthcare Investment Banking. Mr. Seth is the Executive Chairman of Actinium Pharmaceuticals, Inc., a publicly listed, specialty pharmaceuticals company.

Mr. Seth has 20+ years of experience in investment banking (Cowen & Co.), equity research (Bear Stearns, Commonwealth Associates) and in the pharma industry (Pfizer, Warner-Lambert, SmithKline in strategic planning, business development and R&D project management). Mr. Seth has an MBA in Finance from New York University;

an M.S. in the Pharmaceutical Sciences from the University of Oklahoma Health Center and a B.Sc. in Chemistry from Bombay University. He has published several scientific articles and was awarded the University Regents Award for Research Excellence at the University of Oklahoma. Mr. Seth was designated as Regulatory Affairs Certified (R.A.C.) by the Regulatory Affairs Professionals Society which signifies proficiency with U.S. FDA regulations.

That Mr. Seth has served in various business executive-level positions over the course of his career, has significant investment banking experience, has developed significant management and leadership skills and is well accustomed to interfacing with investors, analysts, auditors, C-level executives, and outside advisors, led us to conclude that Mr. Seth should serve as a director.

Maged Shenouda, R.Ph, MBA, has been our director since November 2015. Mr. Shenouda is also a member of the Audit Committee. Mr. Shenouda has over 25 years of biotechnology and equity research experience. Most recently, Mr. Shenouda was the Head of Business Development and Licensing at Retrophin, Inc. from January 2014 to November 2014. From January 2012 to September 2013, Mr. Shenouda was the managing Director, Head of EastCoast Operations, at Blueprint Life Science Group. Prior to that, he spent the bulk of his career as an equity analyst. From June 2010 to November 2011, Mr. Shenouda was the Managing Director, Senior Biotechnology Analyst, at Stifel Nicolaus. He also held senior level positions at UBS and JP Morgan, covering a broad range of small and large capitalization biotechnology companies. Mr. Shenouda started his sell-side equity research career at Citigroup and Bear Stearns where his coverage universe focused on U.S and European pharmaceutical companies. Before entering Wall Street, he was a management consultant with PricewaterhouseCoopers Pharmaceutical Consulting practice and also spent time in pharmaceutical sales, having worked as a hospital representative and managed care specialist for Abbott Laboratories Pharmaceutical Products Division. Mr. Shenouda also currently serves as an Independent Director for Protea Biosciences and AzurRx Biopharma. He earned a B.S. in Pharmacy from St. John’s University and is a registered pharmacist in New Jersey and California. He also received an M.B.A from Rutgers Graduate School of Management. That Mr. Shenouda brings over 25 years of biotechnology and equity research experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that Mr. Shenouda has developed significant management and leadership skills relating to the pharmaceutical industry, led us to conclude that Mr. Shenouda should serve as a director.

Paul Kelly, MBA has been a director of the Company since November 2015. Mr. Kelly is also a member of the Compensation Committee. Mr. Kelly has been actively involved as an analyst, consultant and investor in the biotechnology sector for the past twenty years. He began as an equity analyst at Mabon Securities in 1993, and served in the same capacity at UBS Securities, Volpe, Brown, Whalen, ING Securities and Merrill Lynch. Mr. Kelly was named to the inaugural Fortune magazine All Star Analyst team in 2000. Subsequently, since 2007 Mr. Kelly has engaged in consulting for both private and public biotechnology companies and for hedge funds. He currently manages his own investments and continues his industry consulting activities. Mr. Kelly has advised Spring Bank Pharmaceuticals, Inc. and VisionGate, Inc. Mr. Kelly holds an A.B. in Biochemistry from Brown University, from which he was graduated magna cum laude, Sigma Xi and Phi Beta Kappa. He attended the University of Rochester School of Medicine and received an MBA in Finance from the William E. Simon School at the University of Rochester. That Mr. Kelly brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry, led us to conclude that Mr. Kelly should serve as a director.

EXECUTIVE COMPENSATION

The following discussion provides compensation information under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The Compensation Committee of the Board of Directors administers the compensation program for the executive officers. The Compensation Committee of Board of Directors is responsible for reviewing our compensation and employee benefit policies. The Compensation Committee reviews and approves compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee reviews and acts upon proposals by non-interested management to determine the compensation to other executive officers. The Board of Directors, among other things, reviews employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded and the time, manner of exercise and other terms of the awards.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. The compensation of the named executive officers consists of base salary, discretionary bonus and equity in the Company.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended June 30, 2016 and 2015 for our Executive Officers:

Name/Position	Year	Salary	Bonus	Option Awards (a)	All other compensation (b)	Total
Sergio Traversa(1)	June 30, 2016	$343,476	$55,000	$—	$—	$398,476
Chief Executive Officer and Director	June 30, 2015	333,490	103,950	408,585	—	846,025

Michael Becker(2)	June 30, 2016	$226,750	$30,000	$9,710	$32,732	$299,192
Chief Financial Officer	June 30, 2015	129,087	7,000	183,303	—	319,390

Richard Mangano(3)	June 30, 2016	$322,500	$40,000	$—	$—	$362,500
Chief Scientific Officer	June 30, 2015	320,000	55,000	54,478	—	429,478

Lisa Nolan(4)	June 30, 2016	$308,328	$45,000	$—	$40,737	$394,065
Former Chief Business Officer	June 30, 2015	75,399	—	427,725	—	503,124

Eliseo Salinas, MD, MSc(5)	June 30, 2016	$—	$—	$—	$—	$—
Former President and Chief Scientific Officer	June 30, 2015	435,382	131,541	408,585	5,938	981,446

Douglas Beck, CPA(6)	June 30, 2016	$100,000	$—	$—	$118,122	$218,122
Former Chief Financial Officer	June 30, 2015	200,000	20,000	45,398	—	265,398

____________

(1)      Hired as CEO on April 18, 2012. The board of directors increased Dr. Traversa’s base salary by $30,000 and $9,900 in July 2014 and February 2015, respectively. Dr. Traversa was awarded a $50,000 and $75,000 bonus for obtaining certain milestones pursuant to his employment agreement with the Company. Dr. Traversa was awarded a discretionary performance bonus of $103,950 and $55,000 in 2015 and 2016, respectively.

(2)      Hired as Senior Vice President of Finance and Corporate Development on November 3, 2014 and promoted to Chief Financial Officer on May 11, 2016. The board of directors increased Mr. Becker’s base salary by $25,000 and $32,000 in 2015 and 2016, respectively. Mr. Becker was awarded a discretionary performance bonus of $7,000 (prorated) and $30,000 in 2015 and 2016, respectively.

(3)      Hired as Senior Vice President of Clinical Development on May 21, 2014 and promoted to Chief Scientific Officer on October 5, 2015. The board of directors increased Dr. Mangano’s base salary by $10,000 in 2016. Dr. Mangano was awarded a discretionary performance bonus of $55,000 and $40,000 in 2015 and 2016, respectively.

(4)      Hired as Senior Vice President of Business Development on April 6, 2015 and promoted to Chief Business Officer on October 5, 2015. The board of directors increased Ms. Nolan’s base salary by $25,000 in 2015. Ms. Nolan was awarded a discretionary performance bonus of $45,000 in 2016. Ms. Nolan voluntarily resigned on June 16, 2016.

(5)      Hired as President and Chief Scientific Officer on February 24, 2014. Dr. Salinas was awarded a $50,000 bonus for obtaining certain milestones pursuant to his offer letter with the Company. Dr. Salinas was awarded a discretionary performance bonus of $131,541 during the year ended June 30, 2015. Dr. Salinas voluntarily resigned on May 20, 2015.

(6)      Hired as Chief Financial Officer on December 2, 2013. Mr. Beck was awarded a discretionary performance bonus of $20,000 during the year ended June 30, 2015 based upon his calendar 2014 year performance. The Company and Mr. Beck mutually agreed to terminate Mr. Beck’s employment without cause effective as of December 30, 2015.

(a)      This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules under Accounting Standards Codification Topic 718.

(b)      This column shows all other compensation, including severance, relocation expense reimbursement, reimbursement for taxes paid by employees for restricted stock vesting, and payment for vacation days remaining upon termination.

Employment Agreements

Compensatory Plan with Sergio Traversa (Principal Executive Officer)

Effective August 5, 2015, the Company and Sergio Traversa entered into an amended and restated agreement (the “Employment Agreement”), to employ Dr. Traversa (“Employee”) as the Company’s Chief Executive Officer. The term of the agreement is three years provided that Dr. Traversa’s employment with the Company will be on an “at will” basis, meaning that either Dr. Traversa or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability, except as provided in the Employment Agreement.

Salary

•         Dr. Traversa’s current annual base salary is $350,000.

Bonus

•         Dr. Traversa shall be entitled to participate in an executive bonus program, which shall be established by the board pursuant to which the board shall award bonuses to Dr. Traversa, based upon the achievement of written individual and corporate objectives such as the board shall determine. Upon the attainment of such performance objectives, in addition to base salary, Dr. Traversa shall be entitled to a cash bonus in an amount to be determined by the board with a target of forty percent (40%) of the base salary.

Options

•         During the term of the agreement, Dr. Traversa may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, subject to board approval.

Termination

•         Termination for death or disability or cause. In the event that employment is terminated because of death or disability, the Company’s only obligation to Dr. Traversa shall be to pay earned, but unpaid, base salary (as of the date of termination) and provide to Dr. Traversa, if eligible, with the option to elect health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); provided that upon termination of employment due to death, Dr. Traversa’s estate also shall be entitled to receive a single lump sum payment equal to three (3) months of base salary, payable within 30 days of your death. Upon termination of employment for cause (as defined in the Employment Agreement) Dr. Traversa shall be paid any accrued and unpaid base salary and benefits through the date of termination and shall have no further rights to any compensation or any other benefits under the agreement or otherwise.

•         Termination of Employment Other Than for Cause or Resignation for Good Reason (Not in Connection with a Change in Control). If the Company terminates employment other than for cause or if he resigns for Good Reason (as defined in the Employment Agreement), Dr. Traversa shall be entitled to (i) a single lump sum payment equal to 24 months of compensation (at the rate in effect as of the date of termination), (ii) continued health benefits for the 24-month period beginning on the date of termination, and (iii) all outstanding equity awards granted under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target”.

•         Change in Control. If the Company terminates employment other than for cause or if Dr. Traversa resigns for Good Reason (as defined in the Employment Agreement), in any case during the 12-month period beginning on the date of a Change in Control (as defined in the 2014 Equity Incentive Plan, as amended), Dr. Traversa shall be entitled to (i) a single lump sum payment equal to thirty (30) months of your compensation (at the rate in effect as of the date of termination), (ii) continued health benefits for the 24-month period beginning on the date of termination, (iii) all outstanding equity awards granted to Dr. Traversa under the Company’s equity compensation plans shall become immediately vested and exercisable (as applicable) as of the date of such termination and the performance goals with respect to such outstanding performance awards, if any, will deemed satisfied at “target”.

Non-Solicitation

•         Dr. Traversa agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Dr. Traversa shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Dr. Traversa shall not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Indemnification

•         Dr. Traversa entered into an Indemnification Agreement with the Company on the effective date whereby the Company agreed to indemnify Dr. Traversa in certain situations.

Compensatory Plan with Michael Becker (Chief Financial Officer)

On October 18, 2014, the Company and Michael Becker entered into an employment agreement (the “Employment Agreement”). Mr. Becker is the Company’s Chief Financial Officer. On June 16, 2016, the Company and Mr. Becker entered into an amendment (the “Amendment”) to Mr. Becker’s Employment Agreement. Pursuant to the Amendment in the event Mr. Becker is terminated other than for cause, he will be entitled to severance equal to six months of base salary and health benefits. Mr. Becker’s employment with the Company is on an “at will” basis, meaning that either Mr. Becker or the Company may terminate his employment at any time for any reason or no reason, without further obligation or liability, except as provided in his Employment Agreement, as amended.

Salary

•         Mr. Becker’s current annual base salary is $280,000.

Bonus

•         Mr. Becker is entitled to participate in an executive bonus program pursuant to which the Board of Directors may award bonuses to him, based upon the achievement of written individual and corporate objectives such as the board shall determine. Upon the attainment of such performance objectives, in addition to base salary, Mr. Becker shall be entitled to a cash bonus in an amount to be determined by the board with a target of 25% of the base salary.

Options/Restricted Stock

•         Mr. Becker received an initial stock option grant of 30,000 options at an exercise price of $15.25 per share. Mr. Becker also received an initial restricted stock grant of 20,000 shares. The options and restricted stock vest over a four year period, 25% after one year and 6.25% per quarter over the next three years.

Termination

•         Upon termination of employment for cause Mr. Becker shall be paid all accrued salary, bonuses, incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, and accrued vacation pay, all to the date of termination.

•         Termination of Employment Other Than for Cause. If the Company terminates employment other than for cause, Mr. Becker shall be entitled to (i) all accrued salary, bonuses and incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, and accrued vacation pay, (ii) 6 months of base salary (at the rate in effect as of the date of termination), and (iii) the right to participate in all Company employee health plans for a period of 6 months.

Non-Solicitation

•         Mr. Becker agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Mr. Becker shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Mr. Becker shall not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Indemnification

•         On May 13, 2016, Mr. Becker entered into an Indemnification Agreement with the Company whereby the Company agreed to indemnify Mr. Becker in certain situations.

Compensatory Plan with Richard Mangano, PhD (Chief Scientific Officer)

On May 21, 2014, the Company and Richard Mangano, PhD entered into an employment agreement to employ Dr. Mangano as the Company’s Senior Vice President of Clinical Development. In October 2015, Dr. Mangano was named the Company’s Chief Scientific Officer. Dr. Mangano’s employment with the Company is on an “at will” basis, meaning that either Dr. Mangano or the Company may terminate his employment at any time for any reason or no reason, without further obligation or liability, except as provided in his employment agreement.

Salary

•         Dr. Mangano’s current annual base salary is $330,000.

Bonus

•         Dr. Mangano is entitled to participate in an executive bonus program pursuant to which the Board of Directors may award bonuses to Dr. Mangano, based upon the achievement of written individual and corporate objectives such as the board shall determine. Upon the attainment of such performance objectives, in addition to base salary, Dr. Mangano shall be entitled to a cash bonus in an amount to be determined by the board with a target of 30% of the base salary.

Options

•         Dr. Mangano received an initial stock option grant of 50,000 options. The options and restricted stock vest over a four year period, 25% after one year and 6.25% per quarter over the next three years.

Termination

•         Termination for cause. Upon termination of employment for cause Dr. Mangano shall be paid any accrued and salary, bonuses, incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, all to the date of termination.

•         Termination of Employment Other Than for Cause, Including Change In Control. If the Company terminates employment other than for cause, including a change in control (as defined in the agreement), Dr. Mangano shall be entitled to (i) all accrued salary, bonuses and incentive compensation to the extent earned, vested deferred compensation pension plan and profit sharing plan benefits, and accrued vacation pay, (ii) 6 months of base salary (at the rate in effect as of the date of termination), and (iii) the right to participate in all Company employee benefit plans for a period of 6 months.

Non-Solicitation

•         Dr. Mangano agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Dr. Mangano shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Dr. Mangano shall not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Equity Compensation Plan Information

Relmada has a 2014 Option and Equity Incentive Plan, as amended (the “Plan”) in which its directors, officers, employees and consultants shall be eligible to participate. The Plan allows for the granting of common stock awards, stock appreciation rights, and incentive and nonqualified stock options to purchase shares of the Company. As of June 30, 2016, the Company has 919,943 awards available to be issued.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth all unexercised options and unvested restricted stock that have been awarded to our named executives by the Company and were outstanding as of June 30, 2016.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested() ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Sergio Traversa	129,237	6,355	—	4.00	07/10/2022	—	—	—	—

Sergio Traversa	101,943	31,207	—	4.00	09/30/2023	—	—	—	—

Sergio Traversa	14,063	30,938	—	13.50	02/23/2025	—	—	—	—

Michael Becker	13,125	16,875	—	15.25	11/23/2024	—	—	—	—

Michael Becker	625	1,375	—	13.50	2/23/2025	—	—	—	—

Michael Becker	7,500	22,500	—	8.60	6/2/2025	—	—	—	—

Michael Becker	563	8,437	—	1.55	3/28/2026	$12,500	$28,500	—	—

Richard Mangano	25,000	25,000	—	7.50	5/26/2024	—	—	—	—

Richard Mangano	1,875	4,125	—	13.50	2/23/2025	—	—	—	—

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our Company’s best interests.

Potential Payments Under Severance/Change in Control Arrangements

The table below sets forth potential payments payable to our current executive officers in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was November 4, 2016.

Name	Termination of Employment Other Than for Cause or Resignation for Good Reason (Not in Connection with a Change in Control). ($)	Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Sergio Traversa, PharmD, MBA
Cash Payment	$810,000	$1,012.500
Acceleration of Options	$—	$—
Total Cash and Benefits	$810,000	$1,012,500

Richard Mangano, Ph.D.
Cash Payment	$165,000	$165,000
Acceleration of Options	$—	$—
Total Cash and Benefits	$165,000	$165,000

Michael Becker
Cash Payment	$140,00	$140,000
Acceleration of Options	—	$—
Total Cash and Benefits	$140,000	$140,000

For each of our executive officers, the term “change of control” means:

(i)       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is not an Affiliate;

(ii)      the “Incumbent Directors” (meaning those individuals who, on date the Plan was adopted by the Board of Directors (the “Effective Date”), constitute the Board of Directors, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election to the Board of Directors was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be an Incumbent Director, and further provided that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors shall be an Incumbent Director) cease for any reason to constitute at least a majority of the Board of Directors;

(iii)     the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)     the acquisition by any Person of “Beneficial Ownership” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses, (A), (B) and (C) of subsection (v) of this definition, or (IV) in respect of an award held by a particular participant, any acquisition by the participant or any group of persons including the participant (or any entity controlled by the participant or any group of persons including the participant); or

(v)      the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (I) the entity resulting from such business combination (the “Surviving Company”), or (II) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the Board of Directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the outstanding company voting securities that were outstanding immediately prior to such business combination (or, if applicable, is represented by shares into which the outstanding company voting securities were converted pursuant to such business combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding company voting securities among the holders thereof immediately prior to the business combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the Board of Directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the Board of Directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the business combination were board members at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such business combination

The cash component (as opposed to option accelerations) of any change of control payment would be structured as a one-time cash severance payment.

PRINCIPAL STOCKHOLDERS

The following table shows the pro forma beneficial ownership of our common stock as of November 4, 2016. The table shows the common stock holdings of (i) each person known to us to be the beneficial owner of at least five percent (5%) of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days as of December 1, 2016, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages in the table below are based on 12,035,037 outstanding shares of common stock. Unless otherwise indicated, the principal mailing address of each of the persons below is c/o Relmada Therapeutics, Inc., 275 Madison Avenue, Suite 702, New York, NY 10016. The Company’s executive office is also located at 275 Madison Avenue, Suite 702, New York, NY 10016.

5% Stockholders	Number of Common Shares Beneficially Owned	Percentage Ownership
Eun Sun Uh
810-1001 Ansan Purgio Apt Wongok-dong, Danwon-Ku Ansan-si, Kyunggi- do Korea (15373)	1,031,319	8.6%

Wonpung Mulsan Co., Ltd.
539-3 Gajwa 3-dong, Seo-gu, Incheon, Korea	728,000	6.6%

Sergio Traversa, PharmD, MBA
Director and Chief Executive Officer(1)	382,007	3.2%

Michael Becker
Chief Financial Officer(2)	28,812	*

Charles J. Casamento(3)
Director	13,861	*

Sandesh Seth, MS, MBA(4)
Chairman of the Board	125,690	1.0

Paul Kelly(5)
Director	10,000	*

Maged Shenouda, R.Ph, MBA(6)
Director	5,000	*

Richard Mangano, PhD
Chief Scientific Officer(7)	57,500	*

All Directors and Executive Officers	622,870	5.2%

____________

*         Below 1% ownership.

(1)      Dr. Traversa’s beneficial ownership includes vested options of 24,966 that have an exercise price of $4.00 per share. The options vest 25% at the date of grant and the remaining 75% of the options shall vest in equal quarterly increments over the next four (4) years. As of November 4, 2016, 243,777 options were vested that have an exercise price of $4.00 per share. Excludes unvested options of 25,313 that have an exercise price of $13.50 per share. The options vest in equal quarterly increments over four years. As of November 4, 2016, 19,687 options were vested that have an exercise price of $13.50 per share. Includes 68,782 common shares that were received from the Medeor transactions. Includes 30,761 common shares that were granted pursuant to his employment contract. Includes 19,000 shares of common stock.

(2)      Mr. Becker’s beneficial ownership excludes 5,000 shares of restricted stock. 25% of the restricted stock vested upon Mr. Becker’s first anniversary of employment with the Company. The remaining 75% of the restricted stock vest each quarter over the next three years. It includes 15,000 shares of restricted stock that has vested. Excludes unvested options of 1,125 that have an exercise price of $13.50 per share. The options vest in equal quarterly increments over four (4) years. As of November 4, 2016, 875 options were vested that have an exercise price of $13.50 per share. Excludes unvested options of 18,750 that have an exercise price of $8.60 per share. The options vest in equal quarterly increments over four (4) years. As of November 4, 2016, 11,250 options were vested that have an exercise price of $8.60 per share. Excludes unvested options of 7,313 that have an exercise price of $1.55 per share. The options vest in equal quarterly increments over four (4) years. As of November 4, 2016, 1,687 options were vested that have an exercise price of $1.55 per share.

(3)      Mr. Casamento’s beneficial ownership excludes unvested options to purchase 16,104 shares of common stock at an exercise price of $8.45 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the optionee’s first anniversary of directorship with the Company. The remaining 75% of the options shall thereafter vest each quarter over the next three years. As of November 4, 2016, 9,661 options were vested that have an exercise price of $8.45 per share. Includes 4,200 shares of common stock.

(4)      Mr. Seth’s beneficial ownership excludes unvested options to purchase 3,042 shares of common stock at an exercise price of $7.50 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the first anniversary of the grant date. The remaining 75% of the options shall thereafter vest each quarter over the next three years. It includes options to purchase 6,691 common shares of stock at $7.50 per share vested as of November 4, 2016. Also includes warrants to purchase 39,418 shares of stock that has an exercise price of $4.00 per shares that was issued by (i) the Placement Agent or its affiliates in connection with the following offerings consummated by Relmada: (i) an offering that closed on September 30, 2013, (ii) Medeor merger that closed on December 31, 2013, and (iii) May 2014 and June 2014 equity offering. Includes warrants to purchase 7,931 to purchase common stock from the Medeor transaction that closed on December 31, 2013 that has an exercise price of $5.50 per share. Includes warrants to purchase 51,650 shares of common stock from the May and June 2014 equity offering that has an exercise price of $7.50 per share. Excludes warrants issued to direct or indirect affiliates of Mr. Seth to purchase an aggregate of 587,708 shares of common stock of the Company at par value per share, exercisable on a cashless basis as the warrants are not exercisable upon less than 90 days’ notice. The holder may waive the 90 day exercise notice requirement by giving 65 days’ notice if such waiver. Includes 20,000 shares of common stock.

(5)      Mr. Kelly’s beneficial ownership excludes unvested options to purchase 25,765 shares of common stock at an exercise price of $3.45 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the optionee’s first anniversary of directorship, November 12, 2016, with the Company. The remaining 75% of the options shall thereafter vest each quarter over the next three years. Includes 10,000 shares of common stock.

(6)      Mr. Shenouda’s beneficial ownership excludes unvested options to purchase 25,765 shares of common stock at an exercise price of $3.45 per share. The vesting schedule is according to Relmada’s 2014 Stock Option and Equity Incentive Plan, as amended, wherein 25% of the options shall vest upon the optionee’s first anniversary of his directorship, November 12, 2016, with the Company. The remaining 75% of the options shall thereafter vest each quarter over the next three years. Includes 5,000 shares of common stock.

(7)      Dr. Mangano’s beneficial ownership excludes unvested options to purchase 18750 shares of common stock at an exercise price of $7.50 per share. A total of 25% of the options vest upon the first anniversary of the grant date. The remaining 75% of the options then vest at 6.25% per quarter over the next three years. As of November 4, 2016, 31,250 options were vested. Excludes unvested options to purchase 33,750 shares of common stock at an exercise price of $13.50 per share. The options vest in equal quarterly installments over a four year period. As of November 4, 2016, 26,250 options were vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Placement Agent

On December 6, 2011, Relmada entered into an engagement agreement with the Placement Agent for its Series A preferred stock and notes offering (collectively the “Financings”), of which Mr. Seth, a director of the Company was the former Head of Healthcare Investment Banking. The agreement was amended April 12, 2012 and February 25, 2013. Pursuant to the agreement, the Placement Agent was engaged on an exclusive basis for the Financings and as a financial advisor for assisting Relmada with the restructuring of its capitalization and negotiating the conversion of its outstanding debt obligations to enable a successful financing (the “Notes Conversion”). In consideration for its services, the Placement Agent received (a) an activation fee of $25,000 and a re-activation fee of $15,000, (b) a cash fee equal to 7% of the Notes Conversion and 10% of the gross proceeds raised in the Financings, and (c) non-accountable expense reimbursement equal to 2% of the gross proceeds raised. In connection with the Series A preferred stock private placement, the Placement Agent or its designees also received seven-year warrants to purchase 250,000 shares of Relmada common stock at a price of $4.00 per share. As a result of the Share Exchange, these warrants were exchanged for a five-year warrant to purchase 250,000 shares of the Company’s common stock at a price of $4.00 per share. In connection with the notes offering private placement, the Placement Agent or its designees also received seven-year warrants to purchase 281,250 shares of Relmada common stock at a price of $4.00 per share. As a result of the Share Exchange, these warrants were exchanged for a seven-year warrant to purchase 28,125 shares of the Company’s common stock at a price of $4.00 per share.

On February 18, 2014, Relmada entered into an engagement agreement with the Placement Agent for Relmada’s May 2014 Offering. We agreed to pay Placement Agent a cash commission in the amount of ten percent (10%) of the gross proceeds of the Offering received from investors at a Closing as well as a non-accountable expense reimbursement equal to two percent (2%) of the gross proceeds of the Offering received from investors at a Closing. The Placement Agent or its designees also received five-year warrants to purchase 501,703 shares of Relmada common stock at a price of $7.50 per share. As a result of the Share Exchange, these warrants were exchanged for a five-year warrant to purchase 501,703 shares of the Company’s common stock at a price of $7.50 per share. The Placement Agent shall also be entitled to the compensation set forth above as well for any cash exercise of Warrants within six (6) months of the final closing of the Offering as well as a five percent (5%) solicitation fee for any Warrants exercised as a result of any redemption of any Warrants. If the Company elects to call the warrants, the Placement Agent shall receive a warrant solicitation fee equal to 5% of the funds solicited by the Placement Agent upon exercise of the warrants.

On May 19, 2014, Camp Nine entered into an engagement agreement with the Placement Agent for Camp Nine’s May 2014 Offering. We agreed to pay Placement Agent a cash commission in the amount of ten percent (10%) of the gross proceeds of the Offering received from investors at a Closing as well as a non-accountable expense reimbursement equal to two percent (2%) of the gross proceeds of the Offering received from investors at a Closing. The Placement Agent or its designees also received five-year warrants to purchase 356,486 shares of Camp Nine common stock at a price of $7.50 per share. The Placement Agent shall also be entitled to the compensation set forth above as well for any cash exercise of Warrants within six (6) months of the final closing of the Offering as well as a five percent (5%) solicitation fee for any Warrants exercised as a result of any redemption of any Warrants. If the Company elects to call the warrants, the Placement Agent shall receive a warrant solicitation fee equal to 5% of the funds solicited by the Placement Agent upon exercise of the warrants. The Placement Agent receives a financial advisory fee of $25,000 that commenced at the last closing on June 10, 2014. The Company extended the financial advisory agreement until it expired in May 2015.

Advisory Firm

On October 17, 2012, the Company entered into an advisory agreement with Jamess Capital Group, LLC (formerly known as Amerasia Capital Group, LLC), a consulting firm affiliated with Mr. Seth, a Director of the Company (“Advisory Firm”) to provide non-investment banking services related to: a) recruiting key level personnel of the Company and negotiating their contracts; b) advising Relmada on prioritizing its product development programs per strategic objectives and assisting with qualifying and retaining key consultants to assist with product development activities for its key pipeline drugs levorphanol and d-Methadone and if required other products as well; c) assessing the state of Relmada’s financial records per US GAAP requirements, and; d) assisting with the selection and oversight of appropriate financial, accounting and auditing professionals to prepare the financial records and reporting of the Company to public company standards; and advising Relmada on the structure and composition of its Board of Directors in order to qualify for a public listing and assisting with the recruiting and contract negotiations for at least two Board Members. The Advisory Firm was due a monthly fee of $12,500 and the agreement was terminated as of June 30, 2015. The Advisory firm earned fully vested warrants to purchase common 1,731,157 shares of stock at an exercise price of $0.001 that expires in May 2021. The Advisory Firm was also eligible to be reimbursed upon the submission of proper documentation for ordinary and necessary out-of-pocket expenses not to exceed $5,000 per month. Jamess Capital Group, LLC has not requested to be reimbursed for any expenses. This agreement was terminated effective June 30, 2015 (the “Termination Date”). The parties agreed to defer payment of any compensation owed by the Company to the Advisory Firm at the time of the Termination Date, despite the Advisory Firm having delivered the Services in good faith prior to the Termination Date, until the Company uplisted its common stock to a senior stock exchange. The parties have since waived this provision given that more than one year has passed from the Termination Date and the uplisting has not yet occurred due to circumstances beyond the control of the Advisory Firm.

On August 4, 2015, the Company also entered into an Advisory and Consulting Agreement (the “Consulting Agreement”) with Sandesh Seth, the Company’s Chairman of the Board. The effective date of the Consulting Agreement is June 30, 2015. Mr. Seth has substantial experience in, among other matters, business development, corporate planning, corporate finance, strategic planning, investor relations and public relations, and an expansive network of connections spanning the biopharmaceutical industry, accounting, legal and corporate communications professions. Mr. Seth will provide advisory and consulting services to assist the Company with strategic advisory services, assist in prioritizing product development programs per strategic objectives, assist in recruiting of key personnel and directors, corporate planning, business development activities, corporate finance advice, and assist in investor and public relations services. In consideration for the services to be provided, the Company agrees to pay Mr. Seth $12,500 per month on an ongoing basis.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The authorized number of members of the Board of Directors consists of five directors. Our Board of Directors recommends that Charles J. Casamento and Sergio Traversa be elected as members of the Board of Directors at the annual meeting.

Pursuant to our articles of incorporation, as amended, our Board of Directors is divided into three classes. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Each of the nominees, if re-elected, will serve a three-year term as a director until the annual meeting of stockholders in 2019 or until his respective successor is duly elected and qualified or until the earlier of his death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve as a director if re-elected. The table below shows the term of each director under our amended articles of incorporation assuming the approval of this Proposal 1:

Director	Class	Term (from 2016 Annual Meeting)
Maged Shenouda	Class I	24 months
Charles J. Casamento	Class II	36 months
Sergio Traversa	Class II	36 months
Paul Kelly	Class III	12 months
Sandesh Seth	Class III	12 months

Directors elected at each annual meeting commencing in 2015 shall be elected for a 3-year term.

Election of Class I Directors

The Board of Directors proposes the election of the following two individuals as Class II directors to serve on its Board of Directors for a term that continues for a three-year term or until their successors are duly elected. These nominees are current board members Charles J. Casamento and Sergio Traversa. Information regarding them is set forth above under the caption “DIRECTORS AND EXECUTIVE OFFICERS.” In the event either of the nominees is unable or unwilling to serve as a director, the individuals named as proxies on the proxy card will vote the shares that they represent for election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve.

The Board of Directors is responsible for supervision of the overall affairs of the Company.

There are no family relationships between any of the executive officers and directors.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF GBH CPAs, PC

The Board of Directors has appointed GBH CPAs, PC as our independent registered public accounting firm to audit our consolidated financial statements and our subsidiary for the fiscal year ending June 30, 2017. Representatives of GBH CPAs, PC will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of GBH CPAs, PC to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our Company.

Vote Required

The ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF
GBH CPAs, PC AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE 2014 STOCK OPTION AND EQUITY INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN By 2.5 MILLION SHARES FROM 1,611,768 TO 4,111,768

Description of Proposed Amendment

On October 26, 2016, the Board unanimously approved an amendment (the “Plan Amendment”) to the Company’s 2014 Stock Option and Equity Incentive Plan, as amended (the “Plan”), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Plan by 2.5 million shares from 1,611,768 to 4,111,768.

The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the Plan. Stockholders are being asked to approve the Plan Amendment.

Vote Required and Recommendation

The approval of the Plan Amendment will be made upon the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Reasons for the Plan Amendment

2014 Plan Generally

Our 2013 Plan is currently comprised of 1,611,768 shares of Common Stock.

The purpose of the Plan is to encourage selected employees, directors and consultants of Relmada Therapeutics, Inc. and its affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Increase in Size of Plan

Currently, awards (consisting of options to purchase shares of Common Stock) issued under the Plan total _____ million shares of Common Stock.

The Board determined to increase the number of shares of Common Stock reserved and available for issuance under the Plan by 2.5 million shares because it believes that the current number is insufficient for the purposes of the Plan for future issuances. The market for quality personnel is competitive, and the ability to obtain and retain competent personnel is of great importance to the Company’s business operations. In addition, the Board is seeking to satisfy grants made subject to stockholder approval as stated above as well as the Company’s forecasted needs for equity compensation.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the Plan. This will provide the Company with the ability to grant more awards than are currently available under the Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the Plan consisting of full value awards and options to purchase shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights. There are no other material differences to the Plan as a result of the Plan Amendment.

Material Terms of the Plan

Purpose. The purposes of the Plan are to encourage selected employees, directors and consultants of the Company and its affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Administration. The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to the Committee.

Shares Available for Awards. The maximum aggregate number of shares that may be sold under the Plan is 1,611,768 shares of common stock.

Recipients of Grants. Non-Qualified Stock Options may be granted to employees, directors and consultants. Incentive Stock Options may be granted only to employees, provided that employees of affiliates shall not be eligible to receive Incentive Stock Options. The Plan shall not confer upon any participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time or any reason.

Awards.

OPTIONS.

EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the administrator and set forth in the Award Agreement, but shall be subject to the following:

In the case of an Incentive Stock Option granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

In the case of a Non-Qualified Stock Option, the per share Exercise Price shall be such price as determined by the Administrator provided that for any Non-Qualified Stock Option granted on any date on which the Common Stock is a Listed Security to an eligible person who is, at the time of the grant of such Option, a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code.

Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a corporate transaction.

OPTION TERM. The term of each Option shall be fixed by the Board or the committee, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a “10-percent stockholder”).

So long as optionee’s full time employment or consulting relationship with the Company continues, the shares underlying this Option shall vest and become exercisable in accordance with the following schedule:

Initial Grants

25% of the shares subject to the option shall vest and become exercisable on the 12 month anniversary of the vesting commencement date and 6.25% of the total number of shares subject to the Option shall vest quarterly and become exercisable thereafter.

Subsequent Grants

6.25% of the shares subject to the option shall vest quarterly and become exercisable each quarter after the vesting commencement date.

Termination of Employment or Consulting Relationship. To the extent that the optionee is not vested in the optioned stock on the date of termination of his or her continuous service status, or if the optionee (or other person entitled to exercise the option) does not exercise the option to the extent so entitled within the time specified in the option agreement or below (as applicable), the option shall terminate and the optioned stock underlying the unexercised portion of the option shall revert to the Plan.

Termination other than Upon Disability or Death. In the event of termination of an optionee’s continuous service status, such optionee may exercise an option for 90 days following such termination to the extent the Optionee was vested in the optioned stock as of the date of such termination.

Disability of Optionee. In the event of termination of an optionee’s continuous service status as a result of his or her disability, such optionee may exercise an Option at any time within six months following such termination to the extent the optionee was vested in the optioned stock as of the date of such termination.

Death of Optionee. In the event of the death of an optionee during the period of continuous service status since the date of grant of the option, or within thirty days following termination of optionee’s continuous service, the option may be exercised by optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within six months following the date of death, but only to the extent the Optionee was vested in the optioned stock as of the date of death or, if earlier, the date the optionee’s continuous Service status terminated.

Buyout Provisions. The administrator may at any time offer to buy out for a payment in cash or shares an option previously granted under the Plan based on such terms and conditions as the administrator shall establish and communicate to the optionee at the time that such offer is made.

STOCK APPRECIATION RIGHTS.

The Board and the committee are authorized to grant Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the fair market value of one share on the date of exercise or, if the Board or the committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board or the committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board or the committee. The Board and the Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

ISSUANCE. The Board and the committee are authorized to grant Awards of Restricted Stock and Restricted Stock Units.

RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Board or the committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board or the committee may deem appropriate.

FORFEITURE. Except as otherwise determined by the Board or the Committee, upon termination of employment for any reason during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Board or the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Board or the Committee shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

PERFORMANCE AWARDS.

The Board and the committee are hereby authorized to grant Performance Awards. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Board or the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board or the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Board or the committee. The goals established by the Board or the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total stockholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other measure the Board or the Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

DIVIDEND EQUIVALENTS.

The Board and the committee are hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Board or the committee, and the Board and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Board or the committee shall determine.

OTHER STOCK-BASED AWARDS.

The Board and the Committee are hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into shares), as are deemed by the Board or the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan, the Board or the committee shall determine the terms and conditions of such Awards.

Corporate Transaction. In the event of a Corporate Transaction (as defined in the Plan), each outstanding Option or other Award shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Award or to substitute an equivalent option or right, in which case such Option or other Award shall terminate upon the consummation of the transaction in consideration for a cash payment to the Participant (on the date of the Corporate Transaction), with respect to each such Award, equal to the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over any exercise price or other purchase price payable by the Participant with respect to such Award.

Change of Control. Notwithstanding any provision of the Plan or any award agreement to the contrary, in the event of a Change of Control, (i) each outstanding Award shall become immediately vested and, to the extent applicable with respect to an Option or other Award, exercisable, and (ii) the performance goals with respect to any outstanding Award (including any Performance Award) shall be deemed satisfied at the “target” level, in each case effective immediately prior to the Change of Control.

Change of Control” means:

(i)       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is not an Affiliate;

(ii)      the “Incumbent Directors” (meaning those individuals who, on date the Plan was adopted by the Board (the “Effective Date”), constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director, and further provided that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director) cease for any reason to constitute at least a majority of the Board;

(iii)     the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)     the acquisition by any Person of “Beneficial Ownership” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses, (A), (B) and (C) of subsection (v) of this definition, or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(v)      the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (I) the entity resulting from such Business Combination (the “Surviving Company”), or (II) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent

Company, the Surviving Company); and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.”

Term of Awards. The term of each Award shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any Non-Qualified Stock Option or Incentive Stock Option exceed a period of ten years from the date of its grant.

Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, participant, other holder or beneficiary of an Award, or other person.

Term of Plan. No Award shall be granted under the Plan more than 10 years after the effective date. However, unless otherwise expressly provided in an applicable award agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board and the committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Securities Authorized for Issuance Under Equity Compensation Plans As of September 30, 2016

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	605,981	$6.43	963,162
Equity compensation plans not approved by security holders	—	—	—
Total	605,981	$6.43	963,162

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” TO APPROVE AN AMENDMENT TO THE COMPANY’S 2014 STOCK OPTION AND EQUITY INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 1,611.768 TO 4,111,768.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting of stockholders. If, however, other matters properly come before the annual meeting of stockholders, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our Form 10-K for the fiscal year ended June 30, 2016 with the SEC. Stockholders may obtain, free of charge, a copy of the 2016 Form 10-K annual report by writing to us at Relmada Therapeutics, Inc., 275 Madison Avenue, Suite 702, New York NY 10016, Attention: Michael Becker, Chief Financial Officer, or from our website, www.relmada.com under the heading “Investor Relations” and the subheading “Company Financial Reports,” at www.proxyvote.com or at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in house holding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Relmada Therapeutics, Inc., 275 Madison Avenue, Suite 702, New York NY 10016, Attention: Michael Becker, Chief Financial Officer, or by email, mbecker@relmada.com.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s amended and restated bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2016 Proxy Statement.

Additional Information

Accompanying this Proxy Statement is a copy of our Annual Report for the year ended June 30, 2015. Such report constitutes our Annual Report to Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such report includes our audited financial statements for the fiscal year ended June 30, 2015 and certain other financial information, which is incorporated by reference herein. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Chief Executive Officer, Relmada Therapeutics, Inc., 275 Madison Avenue, Suite 702, New York, NY, 10016. Please note that additional information can be obtained from our website at www.relmada.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

Annex A

AMENDMENT NO. 2
TO
RELMADA THERAPEUTICS, INC. 2014 STOCK OPTION AND
EQUITY INCENTIVE PLAN, AS AMENDED

Pursuant to Section 9(a) of the 204 Stock Option and Equity Incentive Plan, as amended (the “Plan”) of Relmada Therapeutics, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 2 to the Plan to increase the total number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

1.       Section 4(a)(i) of the Plan is hereby amended to read in its entirety as follows:

“CALCULATION OF NUMBER OF SHARES AVAILABLE. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 4,111,768 Shares of Common Stock, and the maximum aggregate number of Shares available for issuance as Incentive Stock Options is the same. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

2.       All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

3.       A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 2 was considered, has duly approved this Amendment No. 2 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 2 to the Plan is made effective this      day of     , 2016.

RELMADA THERAPEUTICS, INC.

By:
Name:	Sergio Traversa
Title:	Chief Executive Officer

A-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark and sign your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E14714-P84010

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

RELMADA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Class II directors, each to serve for a three-year term that expires at the 2019 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal.	☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name in the space provided below.

____

Nominees:

01) Charles J. Casamento
02) Sergio Traversa

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E14715-P84010

RELMADA THERAPEUTICS, INC.
Annual Meeting of Stockholders
January 27, 2017 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sandesh Seth and Sergio Traversa, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RELMADA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EST on January 27, 2017, at the Glen Cove Mansion, 200 Dosoris Lane, Glen Cove, NY 11542, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

V.1.1